June 7, 2010

NexMed, Inc.
6330 Nancy Ridge Drive
Suite 103
San Diego, California 92121

Ladies and Gentlemen:

We have acted as special Nevada counsel to NexMed, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), of (i) 15,000,000 additional shares (the “Incentive Plan Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Company’s Stock Incentive Plan (as amended to date, the “Plan”) and (ii) 450,000 shares (the “Inducement Grant Shares” and together with the Incentive Plan Shares, the “Shares”) of Common Stock reserved for issuance pursuant to an inducement grant (as described in the Registration Statement) by the Company (the “Inducement Grant”).  This opinion letter is delivered at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, the Plan, the Inducement Grant, the articles of incorporation and bylaws, each as amended to date, of the Company, and such other documents, agreements, instruments and corporate records and proceedings, as we have deemed necessary or appropriate for purposes of this opinion letter, and we have obtained from officers and other representatives of the Company, and from public officials, and have relied upon such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, we have assumed without independent verification that (i) each document we have reviewed has been duly and validly executed and delivered by each party thereto to the extent due execution and delivery are a prerequisite to the effectiveness thereof; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada.  The opinion set forth herein is expressly limited to the effect of the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

100 North City Parkway, Suite 1600 | Las Vegas, NV 89106-4614	702.382.2101 tel
Brownstein Hyatt Farber Schreck, LLP | bhfs.com	702.382.8135 fax

NexMed, Inc.
June 7, 2010

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Shares, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor in accordance with the Plan or the Incentive Grant, as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP